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                                                                   EXHIBIT 2.2



                        OMITTED SCHEDULES AND EXHIBITS

         Set forth below is a list of omitted Schedules and Exhibits to the Asset Purchase Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K. Copies of any of the Omitted Schedules and Exhibits will be provided to the Securities and Exchange Commission upon request.

                   SCHEDULES TO THE ASSET PURCHASE AGREEMENT
              AMONG KOLAR MACHINE, INC., CPI AEROSTRUCTURES INC.,
                        KOLAR, INC. AND DANIEL LIGUORI

Schedule No.            Description
------------            -----------

1(a)                    The Inventory
1(b)                    The Real Property
1(c)                    The Buildings and Improvements
1(d)                    The Equipment and Machinery
1(e)                    The Office Furniture and Fixtures
1(f)                    The Automobiles, Trucks, Vehicles and Forklifts
1(h)                    The Accounts Receivable
1(i)                    The Assumed Agreements
1(k)                    The Pre Paid Assets
1(l)                    The Trade Names
1(m)                    The Trademarks
1(n)                    The Customer List
3(a)                    The Excluded Assets
6(A)(a)(i) and (ii)     Exceptions to Title
6(A)(c)                 Legal Proceedings
6(A)(e)                 Material Agreements Including Assigned Agreements
6(A)(f)                 Violations or Restrictions
6(A)(g)                 Court Orders and Decrees
6(A)(i)                 Governmental Licenses
6(A)(j)(i) and (ii)     Environmental Claims
6(A)(k)                 Employee Benefit Plans
6(A)(n)                 The Seller's Financial Statements
6(A)(o)                 Undisclosed Liabilities and Conditions
6(A)(p)                 Compliance with Laws
6(A)(r)                 Changes Outside of Ordinary Course
6(A)(t)                 Non-Cancelable Labor Contracts
6(B)(k)                 Insurance Policies
6(B)(l)                 Service Contracts
6(B)(m)                 Certificates of Occupancy






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                   EXHIBITS TO THE ASSET PURCHASE AGREEMENT
             AMONG KOLAR MACHINE, INC., CPI AEROSTRUCTURES, INC.,
                        KOLAR, INC. AND DANIEL LIGUORI



Exhibit No.             Description
-----------             -----------

2(a)(ii)                Form of 8% Promissory Note
2(a)(iii)               Form of Registration Rights Agreement
2(a)(iv)                Form of Security Agreement
2(a)(v)                 Form of Mortgage
2(a)(vi)(A)             Form of Guaranty
2(a)(vi)(B)             Form of Stock Pledge Agreement
2(e)                    Allocation of Purchase Price
6(A)(n)                 The Seller's Unaudited Financial Statements
11(f)                   Form of the Seller's Legal Opinion
11(k)                   Form of Non-Competition Agreement
11(m)                   Form of Assumption and Assignment Agreements
11(s)                   The Seller's Audited Financial Statements
11(t)                   Form of Liguori Employment Contract
12(d)                   The Buyer's Employee Benefit Plans and Policies
12(g)                   Form of the Buyer's Legal Opinion
12(t)                   Form of Subordination Agreement
12(u)                   Form of Lock-Up Agreement
27                      Confidentiality Agreement dated May 30, 1997


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